Exhibit 99.1

AMENDED AND RESTATED JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This Amended and Restated Joint Filing Agreement amends and restates the Joint Filing Agreement, dated December 22, 2014, filed as an exhibit to the statement on Schedule 13D filed with the Securities and Exchange Commission on December 22, 2014 (the “Original Schedule 13D”).  The undersigned acknowledge and agree that the Original Schedule 13D was, and the foregoing amendment to the Original Schedule 13D is, filed on behalf of each of the undersigned and that all subsequent amendments to the Original Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  May 1, 2015

MIRELF V REIT Investments LLC		MIRELF V REIT

By:	MIRELF V REIT,	By:	Madison International Real Estate Liquidity Fund V, LP,
	its Managing Member		its Trustee

By:	Madison International Real Estate Liquidity Fund V, LP,	By:	Madison International Holdings V, LLC,
	its Trustee		its General Partner

By:	Madison International Holdings V, LLC,	By:	/s/ Ronald M. Dickerman
	its General Partner		Ronald M. Dickerman, Managing Member

By:	/s/ Ronald M. Dickerman
Ronald M. Dickerman, Managing Member

Madison International Real Estate Liquidity Fund V, LP		Madison International Holdings V, LLC

By:	Madison International Holdings V, LLC,	By:	Madison International Realty Holdings, LLC,
	its General Partner		its Managing Member

By:	/s/ Ronald M. Dickerman	By:	/s/ Ronald M. Dickerman
	Ronald M. Dickerman, Managing Member		Ronald M. Dickerman, Managing Member
Madison International Realty V, LLC		Madison International Realty Holdings, LLC

By:	/s/ Ronald M. Dickerman	By:	/s/ Ronald M. Dickerman
	Ronald M. Dickerman, Managing Member		Ronald M. Dickerman, Managing Member

Ronald M. Dickerman

/s/ Ronald M. Dickerman